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                                     BY-LAWS
                                       OF
                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                             AS AMENDED MAY 19, 1994

                                  ARTICLE FIRST

                                  STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. The Annual meeting of stockholders shall be held each year at the hour, date and place determined by the Board of Directors or an officer designated by the Board of Directors, which hour, date and place may be subsequently changed at any time by the Board of Directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

     SECTION 2. MATTERS TO BE CONSIDERED AT ANNUAL MEETING. At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual meeting. To be considered as properly brought before an annual meeting of stockholders, business must be: (a) specified in the notice of meeting (or any supplement thereto), (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the requirements set forth in this Section 2.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder of record of any shares of capital stock entitled to vote at such annual meeting (other than a stockholder proposal included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, such stockholder shall: (i) give timely notice as required by this Section 2 to the Clerk of the Corporation, and (ii) be present at such meeting, either in person or by a representative. To be timely, a stockholder's notice must be delivered to, or mailed and received by the Corporation at its principal executive office not less than 60 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (the "Anniversary Date:); provided, that in the event that the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of (A) the 60th day prior to the scheduled date of such annual meeting or (B) the 10th day following the first date on which the date of such annual meeting is publicly disclosed.

     Public disclosure of the scheduled date of the annual meeting of stockholders made by means of: (i) a press release, (ii) a report or other document filed publicly with the Securities and Exchange Commission or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report shall be deemed sufficient as public disclosure of the date of such meeting for purposes of these By-laws.

     A stockholder's notice to the Clerk shall set forth as to each matter proposed to be brought before an annual meeting of stockholders: (i) a brief description of the business the stockholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting,
(ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any stock registered in such stockholder's name on such books, and the class and number of shares of the Corporation beneficially owned by such beneficial owners, (v) the names and


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addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

         If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 2. If the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 2, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the requirements of this Section 2, he shall so declare at the annual meeting and such proposal shall not be acted upon at such meeting.

     SECTION 3. SPECIAL MEETINGS. Special Meetings of the stockholders may be called by the President or by a majority of the members of the Board of Directors. Special meetings shall be called by the Clerk, in the case of the death, absence, incapacity or refusal of the Clerk or, by any other officer, upon written application of one or more stockholders who hold at least: (i) 66 2/3% in interest of the capital stock of the Corporation entitled to vote at such meeting or (ii) such lesser percentage, if any (but in no event less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish as the minimum percentage in interest eligible to apply to the Clerk to call such a meeting.

     Application to a court pursuant to Section 34(b) of Chapter 156B of the General Laws of Massachusetts (or any successor statute governing domestic corporations organized under the laws of Massachusetts) may be made only by stockholders holding at lease: (i) 66 2/3% in interest of the capital stock of the Corporation entitled to vote at such meeting or (ii) such lesser percentage, if any (but in no event less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish as the minimum percentage in interest eligible to apply to the Clerk to call such a meeting.

     The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at such meeting shall be determined by the President, if such meeting is called by the President, or by the Board of Directors if such meeting is called by the Board of Directors or is to be called by the Clerk upon the written application of one or more stockholders as provided in this Section 3. At any special meeting of stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting given by the Clerk or the person calling such meeting and otherwise properly brought before such special meeting. In order for a proposal by a stockholder to be properly brought before a special meeting of stockholders, the application to the Clerk for the call of such meeting must contain the information required by the fourth paragraph of Article First,
Section 2 of these By-laws with respect to proposals by stockholders to be considered at annual meetings of stockholders.

     SECTION 4.            [Intentionally omitted]

     SECTION 5. NOTICES OF MEETINGS AND ADJOURNED MEETINGS. A written notice of each annual or special meeting of the stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given by, or at the direction of, the Clerk (or the person or persons calling the meeting) at least seven days before the date of such meeting to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by depositing it, postage prepaid, in the United States mail, directed to each stockholder at his address as it appears on the records of the Corporation. An affidavit of the Clerk, Assistant Clerk, or transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has waived such notice (a) in writing (which writing need not specify the business to be transacted at, or the purpose of, the meeting) signed by such person before or after the time of the meeting or
(b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and


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place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner provided in this Section 5 of Article First.

     SECTION 6. QUORUM. Unless the Articles of Organization or these By-laws otherwise provide, at any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the Corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time.

     SECTION 7. VOTING. Unless otherwise provided in the Articles of Organization and subject to the provisions of Section 11 of this Article First, each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the Corporation. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledger on the books of the Corporation he has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his proxy shall be entitled to vote. If shares stand of record in the names of two or more persons or if two or more persons have the same fiduciary relationship respecting the shares, then, unless the Clerk is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided to the contrary: (a) if only one votes, his act binds all; (b) if more than one votes, the act of the majority so voting binds all; and (c) if more than one votes and the vote is evenly split, the effect shall be as provided by law. Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of Directors of the other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     SECTION 8. PROXIES. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk before being voted at any meeting or any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at the meeting specified therein and at any adjourned session of such meeting but shall not be valid after final adjournment of the meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at, or prior to, the exercise of the proxy, the Corporation receives a specific written notice to the contrary from any of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving the invalidity shall rest on the challenger.

     SECTION 9. ACTION AT MEETING. When a quorum is present at any meeting, action of the stockholders on any matter properly brought before such meeting shall require, and may be effected by, the affirmative vote of the holders of a majority in interest of the stock present or represented and entitled to vote and voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-laws.

     SECTION 10. STOCKHOLDER LISTS. The officer or agent who has charge of the stock transfer books of the Corporation shall prepare and make a complete list of stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time thereof. The stock transfer books shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 11. RECORD DATE. The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders or (b) the date for the payment of any dividend or the making of any distribution to stockholders as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

     (b) If no record date is fixed:

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                  (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the opening of business on the day on which notice is given, or, if notice is waived, at the opening of business on the day on which the meeting is held.

                  (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 12. CONTROL SHARE ACQUISITION. The provisions of Chapter 110D of the General Laws of The Commonwealth of Massachusetts ("Chapter 110D"), as it may be amended from time to time, shall not apply to "control share acquisitions" of the Corporation within the meaning of Chapter 110D.

                                 ARTICLE SECOND

                                    DIRECTORS

     SECTION 1. POWERS. The Board of Directors, subject to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the Corporation, its property and business and may exercise all or any of its powers. In the event of a vacancy in the Board of Directors, the remaining Directors, except as provided by law or the Articles of Organization, may execute powers of the full Board until the vacancy is filled.

     SECTION 2. COMPOSITION AND TERM. The Board of Directors shall consist of not less than the minimum number, nor more than the maximum number of individuals permitted by law. Subject to the foregoing requirements and applicable law, the Board of Directors may from time to time fix the number of Directors, provided that no such action may operate to remove a Director elected by the stockholders other than in the manner specified in the Articles of Organization. The Corporation shall have a Board of Directors of not less than three Directors. The Board of Directors shall be divided into three classes (Class I, Class II and Class III), as nearly equally in number as possible, with one class to be elected annually. At each annual meeting of the stockholders, the successors to the Directors of the class whose term shall expire in that year shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified, provided, however, the initial Directors to be elected as Class I Directors,, Class II Directors and Class III Directors shall be elected for those terms set forth in the Articles of Organization.

     SECTION 3. DIRECTOR NOMINATIONS. Nominations of candidates for election as Directors of the Corporation at any annual meeting of stockholders may be made
(a) by, or at the direction of, a majority of the board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the requirements set forth in this Section 3. Any stockholder who seeks to make such a nomination or his representative must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an annual meeting of stockholders.

     Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk of the Corporation as set forth in this Section 3. To be timely, a stockholder's notice must be delivered to, or mailed and received by the Corporation at its principal executive office not less than 60 days nor more than 120 days prior to the Anniversary Date; provided, that in the event that the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, timely notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of (A) the 60th day prior to the scheduled date of such annual meeting or (B) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Public disclosure of the scheduled date of the annual meeting of stockholders shall be determined in accordance with Article First, Section 2 of these By-laws.
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     A stockholder's notice to the Clerk shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director
(i) the name, age, business address and residential address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by such person on the date of such stockholder's notice and (iv) the consent of each nominee to serve as a Director if elected. A stockholder's notice to the Clerk shall further set forth as to the stockholder giving such notice: (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominees; (ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominees on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder notice and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director at an annual meeting shall furnish to the Clerk of the Corporation the information as to such nominee required to be set forth in a stockholder's notice of nomination of a candidate for Director.

     If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in a timely fashion in accordance with the provisions of this Section 3 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 3 in any material respect, such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with such provisions. If the presiding officer determines that a nomination was made in accordance with the requirements of this Section 3, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the requirements of this Section 3, he shall so declare at the annual meeting and such nomination shall not be considered at such meeting.

     No person shall be eligible to be nominated for election or re-election to a Director position on the Board of Directors if such person's age exceeds the age of 70 and, except for those persons elected at the first annual meeting of the stockholders of the Corporation who shall have the right to serve out their initial terms after such meeting, each incumbent Director must resign as Director at or prior to the next annual meeting of Directors, occurring immediately following the annual meeting of stockholders after such Director has reached the age of 70. The Board of Directors may require that any person nominated produce a copy of their birth certificate, or if such is determined not available to the reasonable satisfaction of the Board, any other adequate and reasonable proof of age.

     SECTION 4. VACANCIES. Any vacancy at any time existing in the Board, whether resulting from an increase in the size of the Board, from the death, resignation, disqualification or removal of a Director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office. If the Directors remaining in office constitute fewer than a quorum of the Board of Directors, such Directors may fill the vacancy by the affirmative vote of a majority of the Directors remaining in office.

     SECTION 5. ENLARGEMENT OF THE BOARD. Except as provided in the Articles of Organization, the number of the Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders, called at least in part for the purpose, or by the Directors by vote of a majority of the Directors then in office.

     SECTION 6. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified.

     SECTION 7. RESIGNATION. Any Director may resign by delivering his written resignation to the Corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
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     SECTION 8. REMOVAL. Any Director may be removed from office only as provided in the Articles of Organization.

     SECTION 9. ANNUAL MEETING. Immediately after each annual meeting of stockholders, or the special meeting held in lieu thereof, and at the place thereof, if a quorum of the Directors is present, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors is not present, or if present do not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.

     SECTION 10. REGULAR MEETINGS. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board or the By-laws and no notice need be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, or the special meeting held in lieu thereof, and that if at any meeting of Directors at which a resolution is adopted fixing the times or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution without notice or waiver by such absent Director pursuant to Section 12 of this Article Second.

     SECTION 11. SPECIAL MEETINGS. Special meetings of the Directors may be called by the Chairman of the Board, if one is elected, or by the President, the Clerk or at the request of three Directors and shall be held at the place designated in the call thereof.

     SECTION 12. NOTICES. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director in person or by telephone or sent to his business or home address by telegram at least twenty-four (24) hours in advance of such meeting, or by written notice mailed to his business or home address at least forty-eight (48) hours in advance of such meeting. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid, or when delivered to the telegraph company if sent by telegram. Any Director may waive notice of any meeting by a writing executed by him either before or after the meeting and filed with the records of the meeting. The attendance of a Director at a meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. When any Board of Directors' meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of a original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 13. QUORUM. Unless the Article of Organization otherwise provide, at any meeting of the Directors a majority of the number of Directors then in office shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof provided that all absent directors receive or waive notice pursuant to Section 12 of this Article Second of any such adjournment provided that all absent directors receive or waive notice pursuant to Section 12 of this Article Second of any such adjournment that exceeds four business days.

     SECTION 14. ACTION AT MEETING. At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by a vote of a majority of those present, unless a different vote is required by law, the Articles of Organization, or these By-laws.

     SECTION 15. ACTION BY WRITTEN CONSENT. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings.

Such consent shall be treated as a vote of the Directors for all purposes.

     SECTION 16. COMMITTEES. The Directors may, by vote of a majority of the number of Directors required to constitute a full Board as fixed in or determined pursuant to these By-laws as then in effect, elect from their number an executive committee and/or other committees and may be like vote delegate thereto some or all of their powers, except those which by law, the Articles of Organization or these By-laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors.

     SECTION 17. TELEPHONE CONFERENCE MEETINGS. Members of the Board of Directors, or members of any committee thereof, may participate in a meeting of the Directors of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     SECTION 18. COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to fix the compensation of Directors from time to time.

                                  ARTICLE THIRD

                                    OFFICERS

     SECTION 1. ENUMERATION. The officers of the Corporation shall be a President, a Treasurer, a Clerk, and such Vice Presidents, Assistant Treasurers, Assistant Clerks, Secretary, Assistant Secretaries and other officers as may from time to time define the powers and duties of these offices notwithstanding any other provisions of these By-laws.

     SECTION 2. ELECTION AND VACANCIES. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders, or the special meeting held in lieu thereof. Other officers may be chosen by the Directors at such meeting or at any other meeting. Except as otherwise provided by the Articles of Organization, any vacancy at any time existing in any office may be filled by the Directors at any meeting, and such successor in office shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified, or until he sooner dies, resigns or is removed.

     SECTION 3. QUALIFICATION. The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

     SECTION 4. TENURE. Except as otherwise provided by law, by the Articles of Organization, or by these By-laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the next annual meeting of stockholders, or the special meeting held in lieu thereof, and thereafter until his successor is chosen and qualified. Other officers shall hold office until the first meeting of the Directors following the next annual meeting of stockholders, or the special meeting held in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them. Officers elected by the Board of Directors shall hold their respective offices at the pleasure of the Board of Directors. Election or appointment of an officer, employee or agent shall not in and of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with applicable law, but no contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with this Section 4 of Article Third.

     SECTION 5. RESIGNATION. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     SECTION 6. REMOVAL. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, however, that such removal, other than for cause shall be without prejudice to the contract rights, if any, of the persons involved, and provided further that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

     SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be one, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall perform such duties and have such powers and perform such duties as the Board of Directors may from time to time designate.

     SECTION 8. PRESIDENT. The President when present shall preside at all meetings of the stockholders and of the Directors. He shall be the chief executive officer of the Corporation except as the Board of Directors may otherwise provide. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. He shall from time to time report to the Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President shall perform such duties had have such powers additional to the foregoing as the Directors shall designate.

     SECTION 9. VICE PRESIDENTS. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate.

     SECTION 10. TREASURER. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of accounts. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

     SECTION 11. ASSISTANT TREASURERS. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.

     SECTION 12. CLERK. The Clerk shall record in books kept for the purpose all votes and proceedings of the stockholders and, if there be no Secretary or Assistant Secretary, of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stack outstanding, stock certificates issued and stock transfers; and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Clerk shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

     SECTION 13. ASSISTANT CLERKS. In the absence of the Clerk from any meeting of the stockholders or, if there be no Secretary or Assistant Secretary, from any meeting of the Directors, the Assistant Clerk, if one be elected, or, if there be more than one designated for the purpose by the Directors, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. Each Assistant Clerk shall have such other powers and perform such other duties as the Directors may from time to time designate.

     SECTION 14. SECRETARY AND ASSISTANT SECRETARIES. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose of by the Directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the Directors may from time to time designate.

     SECTION 15. SALARIES. The salaries and other compensation of officers, agents and employees of the Corporation shall be fixed from to time by or under authority from the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a Director of the Corporation.

                                 ARTICLE FOURTH

                      PROVISIONS RELATING TO CAPITAL STOCK

     SECTION 1. ISSUANCE AND CONSIDERATION. Unless the Articles of Organization provide otherwise, any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the stockholders or by vote of the Directors. No stock shall be issued unless the cash, so far as due, or the property, services or debts or notes for which it was authorized to be issued, has been actually received or incurred by, or conveyed, transferred, or rendered to, the Corporation, or is in its possession as surplus.

     SECTION 2. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him certifying the number and class thereof, which shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the Corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificates upon written request and without charge.

     SECTION 3. TRANSFER OF STOCK. The stock of the Corporation shall be transferable, so as to affect the rights of the Corporation, only by transfer recorded on the books of the Corporation or its transfer agent, in person or by duly authorized attorney, and upon the surrender of the certificate or certificates properly endorsed or assigned.

     SECTION 4. EQUITABLE INTERESTS NOT RECOGNIZED. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law, by these By-laws or by the Articles of Organization.

     SECTION 5. LOST OR DESTROYED CERTIFICATES. The Directors of the Corporation may, subject to Massachusetts General Laws, Chapter 156B, Section 29, as amended from time to time, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed, or mutilated.

     SECTION 6. DIVIDENDS. Subject to applicable law, the Articles of Organization and these By-laws, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on outstanding shares of its capital stock.

                                  ARTICLE FIFTH

                           STOCK IN OTHER CORPORATIONS

     Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

                                  ARTICLE SIXTH

                              INSPECTION OF RECORDS

     Books, accounts, documents and records of the Corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

                                 ARTICLE SEVENTH

                   CHECKS, NOTES, DRAFTS AND OTHER INSTRUMENTS

     Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the Corporation may be signed by any officers or persons authorized by the Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Directors to do so.

                                 ARTICLE EIGHTH

                                      SEAL

     The seal of the Corporation shall be circular in form, bearing its name, the word "Massachusetts", and the year of its incorporation. The Treasurer shall have custody of the seal and may affix it (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.

                                  ARTICLE NINTH

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be the year ending with December 31 in each year.

                                  ARTICLE TENTH

                                   AMENDMENTS

     The By-laws may be amended at any time by a majority of the full Board of Directors subject to repeal or change by vote of the holders of a majority of the shares of capital stock issued and outstanding.

                                ARTICLE ELEVENTH

                                  SEPARABILITY

     In any term or provision of the By-laws, or the application thereof to any person or circumstance or period of time, shall to any extent be invalid or unenforceable, the remainder of the By-laws shall be valid and enforced to the fullest extent permitted by law.